Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Gary Johnson, the President and Chief Executive Officer of PortalPlayer, Inc. (the “Company”), and Svend-Olav Carlsen, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

(i)	the Annual Report of the Company on Form 10-K for the year ended December 31, 2004 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 18, 2005

/s/ GARY JOHNSON Gary Johnson President and Chief Executive Officer	/s/ SVEND-OLAV CARLSEN Svend-Olav Carlsen Chief Financial Officer